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SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of
the Securities Exchange Act of 1934 (Amendment No.          )

Check the appropriate box:
☒	Preliminary Information Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
☐	Definitive Information Statement

MEDICSIGHT, INC. (Name of Registrant As Specified In Its Charter)
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	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
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MEDICSIGHT, INC.
BERKELEY SQUARE
LONDON, UNITED KINGDOM W1J 5AT

INFORMATION STATEMENT PURSUANT TO SECTION 14(c) OF
THE SECURITIES EXCHANGE ACT OF 1934

        This Information Statement of Medicsight, Inc., a Delaware corporation (the "Company"), is being furnished in connection with the taking of certain actions by the holders of the majority of the outstanding eligible votes of the capital stock of the Company. The Information Statement is being mailed on or about December 9, 2002, to holders of record on December 9, 2002 (the "Record Date"), of shares of the Common Stock, par value $.001 per share (the "Common Stock") of the Company.

        The Company's capital structure consists of 100,000,000 authorized shares of Common Stock, of which 57,868,711 shares were issued and outstanding as of the Record Date.

        The following persons or entities (the "Majority Stockholders") own an aggregate of 40,530,926 shares, and accordingly, have the ability to exercise 40,530,926 votes, or 70.2% of all eligible votes as of the Record Date:

Name of Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Common Equity Beneficially Owned
STG Holdings PLC 46 Berkeley Square London, United Kingdom W1J 5AT	36,006,450	62.2%
Stefan Allesch-Taylor (1) 46 Berkeley Square London, United Kingdom W1J 5AT	40,520,926	70.0%
Matthew Gill (2) 46 Berkeley Square London, United Kingdom W1J 5AT	36,016,450	62.2%

(1)
Includes 36,006,450 shares of common stock directly owned by STG Holdings PLC. As a significant shareholder and a director of STG, Mr. Allesch-Taylor may be deemed to control the investment and voting decisions with respect to the stock held by STG in the Company.
(2)
Includes 36,006,450 shares of common stock directly owned by STG Holdings PLC. As a significant shareholder and director of STG, Mr. Gill may be deemed to control the investment and voting decisions with respect to the stock held by STG in the Company.

        The Majority Stockholders have the ability to, and intend to, approve the proposal described in this Information Statement on December 30, 2002 (the "Consent Date"):

      To approve and adopt the proposed amendment to the Company's Certificate of Incorporation to provide for a one for three reverse stock split of the Company's issued and outstanding shares of Common Stock.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

PRINCIPAL STOCKHOLDERS AND SHARE OWNERSHIP BY MANAGEMENT

        The Company's capital structure consists of 100,000,000 authorized shares of Common Stock, of which 57,868,711 shares were issued and outstanding as of the Record Date. The Company believes there are approximately 1,500 beneficial owners of its Common Stock. Each share of Common Stock is entitled to one vote per share.

        The following table sets forth certain information regarding beneficial ownership of the Company's Common Stock as of the Record Date by:

  •
  each person known by the Company to be the beneficial owner of more than 5% of the outstanding Common Stock;

  •
  each person serving as a director or executive officer of the Company; and

  •
  all executive officers and directors of the Company as a group.

        Beneficial ownership is determined in accordance with the rules of the Commission. In general, a person who has voting power and/or investment power with respect to securities is treated as a beneficial owner of those securities. For purposes of this table, shares subject to outstanding warrants and options exercisable within 60 days of the date of this Information Statement are considered as beneficially owned by the person holding such securities. To our knowledge, except as set forth in this table, we believe that the persons named in this table have sole voting and investment power with respect to the shares shown. Except as otherwise indicated, the address of each of the directors, executive officers and 5% stockholders in this table is as follows: Medicsight, Inc., 46 Berkeley Square, London, UNITED KINGDOM, W1J 5AT.

        Percentage beneficially owned is based upon 57,868,711 shares of Common Stock issued and outstanding as of the Record Date.

Name of Beneficial Owner	Number of Shares Beneficially Owned		Percentage of Common Equity Beneficially Owned
5% Beneficial Owners
STG Holdings PLC	36,006,450		62.2%
Directors and Officers
Stefan Allesch-Taylor	40,520,926	(1)	70.0%
Matthew Gill	36,016,450	(2)	62.2%
Paul Gothard	—		—
Total Officers and Directors as a Group (3 persons)	40,530,926		70.2%

(1)
Includes 36,006,450 shares of Common Stock directly owned by STG Holdings PLC. As a significant shareholder and a director of STG, Mr. Allesch-Taylor may be deemed to control the investment and voting decisions with respect to the stock held by STG in the Company.

(2)
Includes 36,006,450 shares of Common Stock directly owned by STG Holdings PLC. As a significant shareholder and a director of STG, Mr. Gill may be deemed to control the investment and voting decisions with respect to the stock held by STG in the Company.

PROPOSED ONE FOR THREE REVERSE STOCK SPLIT

        The Board of Directors believes that the best interests of the Company and its stockholders will be served by effecting a one for three reverse stock split of the Company's issued and outstanding shares of Common Stock (the "Reverse Stock Split"). The Board of Directors believes that the Common Stock outstanding after giving effect to the Reverse Stock Split is likely to trade at a significantly higher price per share than the Common Stock outstanding before giving effect to the Reverse Stock Split. This would aid the Company in becoming eligible for listing on an automated quotation system such as NASDAQ or on a national securities exchange.

        The Board of Directors believes that listing the Common Stock on NASDAQ or a national securities exchange would be in the best interests of the Company and its stockholders, and could increase liquidity of the Company's shares. Furthermore, listing on NASDAQ or a national securities exchange may enhance the Company's access to capital and increase the Company's flexibility in responding to anticipated capital requirements.

        For the above reasons, the Board of Directors believes that the Reverse Stock Split is in the best interests of the Company and its stockholders. However, we cannot assure you that the Reverse Stock Split will have the desired consequences. The Board of Directors anticipates that, following the consummation of the Reverse Stock Split, the Common Stock will trade at a price per share that is significantly higher than the current market price of the Common Stock. HOWEVER, WE CANNOT ASSURE YOU THAT THE TOTAL MARKET CAPITALIZATION OF THE COMMON STOCK AFTER THE REVERSE STOCK SPLIT WILL BE EQUAL TO THE TOTAL MARKET CAPITALIZATION BEFORE THE REVERSE STOCK SPLIT, OR THAT THE MARKET PRICE FOLLOWING THE REVERSE STOCK SPLIT WILL EXCEED ITS CURRENT MARKET PRICE. Furthermore, we cannot assure you that we will succeed in becoming or remaining listed on NASDAQ or on a national securities exchange.

        The Board of Directors adopted a resolution on November 27, 2002 recommending to the stockholders of the Company that the Certificate of Incorporation be amended in order to provide for a one for three reverse stock split of the Corporation's issued and outstanding shares of Common Stock. Accordingly, the Majority Stockholders have informed the Company that they will approve the following resolution on the Consent Date:

        "RESOLVED, that Article FOURTH of the Certificate of Incorporation of the Corporation be amended to read in its entirety as follows:

      FOURTH:

      A.    The Corporation shall have authority to issue a total of One Hundred Million (100,000,000) shares of Common Stock, par value $.001 per share.

      B.    Effective as of 5:00 p.m., Eastern time, on the date this Certificate of Amendment is filed with the Secretary of State of the State of Delaware, each three (3) issued and outstanding shares of Common Stock, par value $.001 per share, shall, automatically and without any action on the part of the respective holders thereof, be combined and converted into one (1) share of Common Stock, par value $.001 per share, of the Company (the "Reverse Stock Split"). No fractional shares shall be issued in connection with the Reverse Stock Split and, in lieu thereof, any holder of less than one share of Common Stock after giving effect to the Reverse Stock Split shall be entitled to receive cash for such holder's fractional share based upon the closing sales price of the Company's Common Stock as reported on The Nasdaq OTC Bulletin Board as of the date this Certificate of Amendment is filed with the Secretary of State of the State of Delaware; provided, however, that if no sale takes place on such date, the payment for the fractional shares shall be determined on the basis of the closing sales price per share on the next preceding day on which such sale took place."

        Upon consent by the Majority Stockholders to the adoption of the foregoing resolution, the Company will make the necessary filing of a Certificate of Amendment to the Certificate of Incorporation of the Company with the Secretary of State of the State of Delaware.

Dated: November 27, 2002	BY ORDER OF THE BOARD OF DIRECTORS
	By:	Stefan Allesch-Taylor Chairman and Chief Executive Officer

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INFORMATION STATEMENT PURSUANT TO SECTION 14(c) OF THE SECURITIES EXCHANGE ACT OF 1934
PRINCIPAL STOCKHOLDERS AND SHARE OWNERSHIP BY MANAGEMENT
PROPOSED ONE FOR THREE REVERSE STOCK SPLIT